UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2020

MIMECAST LIMITED

(Exact name of Registrant as Specified in Its Charter)

Bailiwick of Jersey	001-37637	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Finsbury Avenue London EC2M 2PF United Kingdom	EC2M 2PF
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 996-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol)	(Name of each exchange on which registered)
Ordinary Shares, nominal value $0.012 per share	MIME	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 502(e).	Compensatory Arrangements of Certain Officers.

On August 31, 2020, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Mimecast Limited, a company incorporated under the laws of the Bailiwick of Jersey (the “Company”), took the following action related to the compensation of the Company’s executive officers, which is described in more detail below:

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approved revisions to the annual base salaries for certain of the Company’s executive officers, including Rafeal E. Brown, Dino DiMarino, Heather Bentley and Christina Van Houten, who are named executive officers as identified in the Company’s definitive Proxy Statement for the 2020 Annual General Meeting, which was filed with the Securities and Exchange Commission (the “SEC”) on July 24, 2020.

The Compensation Committee typically reviews annual base salaries for the Company’s executive officers in March of each year, with revisions, if any, to be effective on April 1st (the beginning of the Company’s fiscal year). For the fiscal year ending March 31, 2021 (“FY 2021”), the Compensation Committee determined to defer any decision regarding revisions to executive cash compensation until October 1, 2020, as part of the Company’s overall response to the global COVID-19 pandemic. As a result, annual base salaries for executive officers for the first six months of FY 2021 remained the same as annual base salaries in place for the fiscal year ended March 31, 2020.

On August 31, 2020, the Compensation Committee approved FY 2021 annual base salaries for the Company’s executive officers, including Messrs. Brown and DiMarino and Ms. Bentley and Ms. Van Houten. The Compensation Committee did not make any revisions to the annual base salary of Peter Bauer, the Company’s Chairman and Chief Executive Officer. The revised annual base salaries will be effective on October 1, 2020. The Company’s executives will not receive any payments to retroactively reflect the revised annual base salaries for the first six months of FY 2021. The following table sets forth the current annual base salary and the revised annual base salary for each of these individuals:

Name	Title	Current Annual Base Salary	Revised Annual Base Salary
Rafeal E. Brown	Chief Financial Officer	$375,000	$384,400
Dino DiMarino	Chief Revenue Officer	$345,000	$369,200
Heather Bentley*	Senior Vice President, Customer Success and Support	$287,303	$294,453
Christina Van Houten	Chief Strategy Officer	$360,500	$369,500

*

Ms. Bentley is based at the Company’s global headquarters in London, England and, accordingly, her compensation is paid in British pounds. The annual base salaries reflected in the table above have been converted from British pounds into U.S. dollars at the rate of £1.00 to $1.2769.

The Compensation Committee made no revisions to the Company’s FY 2021 executive incentive plan (the “FY 2021 Bonus Plan”), which was approved by the Compensation Committee earlier in the year. The FY 2021 Bonus Plan provides for quarterly cash bonuses to be paid to the Company’s executive officers based on the achievement by the Company of identified financial performance targets. Target incentive amounts payable under the FY 2021 Bonus Plan to the Company’s executive officers are calculated as a percentage of the applicable executive officer’s FY 2021 annual base salary described above. The target incentive for each of the executive officers listed above for the second half of FY 2021 will be revised effective October 1, 2020 to reflect the revised FY 2021 annual base salary.

The table below sets forth for each of Messrs. Brown and DiMarino and Ms. Bentley and Ms. Van Houten the target bonus percentage (as a percentage of the executive officer’s FY 2021 annual base salary) under the FY 2021 Bonus Plan:

Name	FY 2021 Target Bonus Percentage (as a percentage of FY 2021 annual base salary)
Rafeal E. Brown	60%
Dino DiMarino	90%
Heather Bentley	50%
Christina Van Houten	60%

The foregoing reference to the FY 2021 Bonus Plan is qualified in its entirety by reference to the FY 2021 Bonus Plan, which was filed as Exhibit 10.42 to the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2020 (as filed with the SEC on May 22, 2020) and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mimecast Limited

Date: September 3, 2020	By:	/s/ Robert P. Nault
Robert P. Nault
Senior Vice President and General Counsel

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